UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2007

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12291	54-1163725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 Wilson Boulevard, Suite 1100, Arlington, Virginia		22203
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (703) 522-1315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 1, 2007, the AES Trust VII (the “Trust VII”), a subsidiary of the AES Corporation (the “Company”), received a written notification from The Nasdaq Stock Market (the “Nasdaq Notice”) stating that the Trust VII’s Trust Convertible Preferred Securities (OTCCB symbol: AESRO) will be delisted from the OTC Bulletin Board effective May 3, 2007 due to non-compliance with NASD Rule 6530 as a result of the Company’s failure to timely file its annual report on Form 10-K for the year ended December 31, 2006.  The decision to delist the Convertible Preferred Securities was made following a telephonic hearing by the Company before the Hearings Department of the Nasdaq Stock Market on April 27, 2007.  The Company has not determined whether it will cause a Form 211 to be filed to list the Convertible Preferred Securities on the OTC Bulletin Board after it has filed its annual report on Form 10-K with the Securities Exchange Commission.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

	By:	/s/ Brian A. Miller
Name: Brian A. Miller
Title: General Counsel

Date: May 2, 2007